     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2006
                                                     REGISTRATION NO. 333-131047
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
       -------------------------------------------------------------------

                            JAG MEDIA HOLDINGS, INC.
       -------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                NEVADA                                   8999                                88-0380546
       (State or jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)



          -------------------------------------------------------------
                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                   SUITE B-13
                            BOCA RATON, FLORIDA 33433
                                 (866) 300-7410
                   (Address, including zip code, and telephone
    number, including area code, of Registrant's principal executive offices)
        ----------------------------------------------------------------
                               THOMAS J. MAZZARISI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            JAG MEDIA HOLDINGS, INC.
                               6865 SW 18TH STREET
                                   SUITE B-13
                            BOCA RATON, FLORIDA 33433
                                 (866) 300-7410
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
           ----------------------------------------------------------
                                   Copies to:


              W. PRESTON TOLLINGER, JR., ESQ.                                MICHAEL I. STOLZAR, ESQ.
                MORGAN, LEWIS & BOCKIUS LLP                                   KARLEN & STOLZAR, LLP
                      101 PARK AVENUE                                           WHITE PLAINS PLAZA
                    NEW YORK, NY 10178                                    ONE NORTH BROADWAY - SUITE 800
                     TEL: 212-309-6000                                     WHITE PLAINS, NEW YORK 10601
                     FAX: 212-309-6001                                          TEL: 914-949-4600
                                                                                FAX: 914-682-0387

This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-131047) filed with the U.S. Securities and Exchange Commission by JAG Media Holdings, Inc. on March 15, 2006 is being filed to include additional undertakings under Item 22 of Part II pursuant to Item 512(a)(6) of Regulation S-K.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.751 of Chapter 78 of the Nevada Revised Statutes and JAG Media's Bylaws contain provisions for indemnification of officers and directors of JAG Media and in certain cases employees and other persons. JAG Media's Bylaws provide that JAG Media will indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of JAG Media) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of JAG Media, or is or was serving at the request of JAG Media as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of JAG Media, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In accordance with JAG Media's Bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of JAG Media, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         JAG Media's Bylaws also provide that JAG Media will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of JAG Media to procure a judgment in JAG Media's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of JAG Media, or is or was serving at the request of JAG Media as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of JAG Media, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of JAG Media. No indemnification will be made, however, in respect of any claim, issue or matter as to which such person has been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to JAG Media unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. The termination of any action or suit by judgment or settlement will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests JAG Media.

To the extent that a director, trustee, officer, employee or agent of JAG Media has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding made by a third party or JAG Media, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such claims.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit No.      Description
-------------    ---------------------------------------------------------
2.1              Agreement and Plan of Reorganization dated March 16, 1999
                 between Professional Perceptions, Inc. (now known as
                 JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.;
                 and the stockholders of NewJag, Inc. (1)

2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

2.3 Agreement and Plan of Merger by and among JAG Media Holdings, Inc., Cryptometrics Acquisition, Inc. and Cryptometrics, Inc. dated as of December 27, 2005 (31)

3.1              Articles of Incorporation of JAG Media, as amended. (2)

3.2 Certificate of Amendment to Articles of Incorporation of JAG Media as filed with the Secretary of State of the State of Nevada on April 8, 2002. (9)

3.3 Certificate of Amendment to Articles of Incorporation as filed with the Secretary of State of the State of Nevada on March 1, 2005. (27)

3.4              Certificate of Designation of the Series 2 Class B Common
                 Stock. (16)

3.5              Certificate of Designation of the Series 3 Class B Common
                 Stock. (19)

3.6 Certificate of Amendment to Articles of Incorporation of JAG Media as filed with the Secretary of State of the State of Nevada on June 4, 2004. (24)

3.7              Bylaws of JAG Media.  (2)

3.8              Amendment to Bylaws of JAG Media. (13)

3.9              Amendment to Bylaws of JAG Media.  (27)

4.1 Stock Option to acquire 500,000 shares of Common Stock granted to Strategic Growth International, Inc. on March 14, 2000. (3)

4.2 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (9)

4.3 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (9)

4.4 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas
                 J. Mazzarisi. (10)

4.5 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen
                 J. Schoepfer. (10)

4.6 Amendment, dated August 15, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (11)

4.7 Amendment, dated August 15, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (11)

4.8 Amendment, dated January 31, 2003 to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (15)

4.9 Amendment, dated January 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (15)

4.10 Amendment, dated March 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (17)

4.11 Amendment, dated March 31, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (17)

4.12 Amendment, dated October 14, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (18)

4.13 Amendment, dated October 14, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (18)

4.14 Amendment, dated December 12, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (20)

4.15 Amendment, dated December 12, 2003, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (20)

4.16 Amendment, dated as of January 31, 2004, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (22)

4.17 Amendment, dated as of January 31, 2004, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (22)

4.18             Form of Common Stock Certificate. (31)

4.19             Form of Series 2 Class B Stock Certificate. (31)

5.1              Opinion of Jones Vargas (33)

8.1              Form of Tax Opinion of Morgan, Lewis & Bockius LLP (33)

10.1 Amended and Restated Employment Agreement, dated August 31, 2001, by and between Thomas J. Mazzarisi and JAG Media. (6)

10.2 Amended and Restated Employment Agreement, dated August 31, 2001, by and between Stephen J. Schoepfer and JAG Media. (6)

10.3 Amendment to Amended and Restated Employment Agreement, dated as of November 3, 2005, by and between JAG Media and Thomas J. Mazzarisi. (31)

10.4 Amendment to Amended and Restated Employment Agreement, dated as of November 3, 2005, by and between JAG Media and Stephen J. Schoepfer. (31)

10.5 Equity Line Purchase Agreement dated as of April 9, 2002, by and between JAG Media and Cornell Capital Partners, L.P. (8)

10.6 Registration Rights Agreement, dated as of April 9, 2002, by and among JAG Media, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (8)

10.7 Placement Agent Agreement, dated as of April 9, 2002, by and among JAG Media, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (8)

10.8 Waiver of Section 5.5 of Equity Line Purchase Agreement, dated June 18, 2002, executed by Cornell Capital
                 Partners, L.P. (10)

10.9 Consulting Agreement, dated June 12, 2002, between JAG Media and Walsh Organization, Inc. (18)

10.10 Power of Attorney and Contingent Fee Contract, dated June 14, 2002, among JAG Media, Gary Valinoti and the Law Firm of O'Quinn, Laminack & Pirtle. (18)

10.11 Subscription Agreement, dated December 10, 2002, between JAG Media and Bay Point Investment Partners LLC. (12)

10.12 Placement Agent Agreement, dated December 10, 2002, between JAG Media and RMC 1 Capital Markets, Inc. (12)

10.13 Placement Agent Agreement, dated as of June 19, 2003, between JAG Media and RMC 1 Capital Markets, Inc., as amended on August 12, 2003. (18)

10.14 Subscription Agreement, dated as of June 19, 2003, between JAG Media and Bay Point Investment Partners LLC, as amended on August 12, 2003. (19)

10.15 Asset Purchase Agreement dated August 12, 2003 by and among JAG Media, Vertex Interactive, Inc., XeQute Solutions PLC and XeQute Solutions, Inc. (19)

10.16 Subscription Agreement, dated as of September 25, 2003, between JAG Media and Kuekenhof Equity Fund L.P. (19)

10.17 Finder's Fee Agreement, dated as of January 5, 2004, between JAG Media and Flow Capital Advisors, Inc. (21)

10.18 Separation Agreement, dated April 2, 2004, between JAG Media and Gary Valinoti. (23)

10.19 Letter Agreement, dated July 8, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between JAG Media and Cornell Capital Partners, L.P.
                 (25)

10.20 Letter Agreement, dated July 21, 2004, amending the Equity Line Purchase Agreement, dated as of April 9, 2002, by and between JAG Media and Cornell Capital Partners, L.P. (25)

10.21 Business Sale Agreement dated November 24, 2004, by and among TComm Limited, TComm (UK) Limited and JAG Media.
                 (26)

10.22 Promissory Note, dated January 25, 2005 by and between Cornell Capital Partners, L.P. and JAG Media. (28)

10.23 Letter Agreement, dated August 5, 2005, extending maturity date of Promissory Note dated January 25, 2005, by and between JAG Media and Cornell Capital Partners.
                 (29)

10.24 Company Voting and Lock Up Agreement dated as of December 27, 2005 by and among JAG Media, Robert Barra, Michael Vitale and Cryptometrics, Inc. (32)

10.25 Affiliate Agreement dated as of December 27, 2005 by and between JAG Media and Robert Barra (33)

10.26 Affiliate Agreement dated as of December 27, 2005 by and between JAG Media and Michael A. Vitale (33)

10.27 Affiliate Agreement dated as of December 27, 2005 by and between JAG Media and Joel Shaw (33)

21.1             Subsidiaries of JAG Media. (31)

23.1             Consent of J.H. Cohn LLP. (33)

23.2             Consent of Seligson & Giannattasio, LLP. (33)

23.3             Consent of Jones Vargas (Included in Opinion of Jones
                 Vargas) (33)

23.4 Consent of Morgan, Lewis & Bockius LLP (Included in Form of Opinion of Morgan, Lewis & Bockius LLP) (33)

99.1 Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc. dated July 29, 1999 (including Certificate of Correction related thereto.) (2)

99.2 Letter of Intent, dated January 17, 2004, by and among JAG Media, Great Eastern Securities, Inc. and the stockholders of Great Eastern Securities, Inc. (21)
99.3 Letter of Intent, dated September 9, 2005, by and among Cryptometrics, Inc. and JAG Media. (30)

(1) Incorporated by reference to JAG Media's Registration Statement on Form SB-2 filed on July 30, 1999.

(2) Incorporated by reference to Amendment No. 1 to JAG Media's Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed on June 16, 2000.

(4) Incorporated by reference to Post-Effective Amendment No. 2 to JAG Media's Registration Statement on Form SB-2 filed on June 22, 2000.
(5) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed on December 20, 2000.

(6) Incorporated by reference to Amendment No. 1 to JAG Media's Registration Statement on Form SB-2 filed on September 26, 2001.
(7) Incorporated by reference to JAG Media's Registration Statement on Form S-8 filed on May 1, 2002.

(8) Incorporated by reference to JAG Media's Registration Statement on Form SB-2 filed on May 7, 2002.

(9)      Incorporated by reference to JAG Media's Form 8-K filed on April 17,
         2002.

(10) Incorporated by reference to Amendment No. 2 to JAG Media's Registration Statement on Form SB-2 filed on August 2, 2002.

(11) Incorporated by reference to JAG Media's Annual Report on Form 10-KSB filed on November 13, 2002.

(12) Incorporated by reference to JAG Media's Registration Statement on Form SB-2 filed on January 9, 2003.

(13) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on January 27, 2003

(14) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on February 18, 2003.

(15) Incorporated by reference to Amendment No. 1 to JAG Media's Registration Statement on Form SB-2 filed on February 24, 2003.

(16) Incorporated by reference to JAG Media's Registration Statement on Form 8-A filed on April 10, 2003.

(17) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed June 16, 2003.

(18) Incorporated by reference to JAG Media's Annual Report on Form 10-KSB filed on November 13, 2003

(19) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on August 13, 2003.

(20) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed on December 19, 2003.

(21) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on January 20, 2004.

(22) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed on March 22, 2004.

(23) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on April 5, 2004.

(24) Incorporated by reference to JAG Media's Registration Statement on Form 8-A filed May 26, 2004.

(25) Incorporated by reference to JAG Media's Registration Statement on Form SB-2 filed on August 6, 2004.

(26) Incorporated by reference to JAG Media's Quarterly Report on Form 10-QSB filed on December 20, 2004.

(27) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on March 7, 2005.

(28) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on February 3, 2005.

(29) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on August 9, 2005.

(30) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on September 14, 2005.

(31) Incorporated by reference to JAG Media's Annual Report on Form 10-KSB filed on November 8, 2005.

(32) Incorporated by reference to JAG Media's Current Report on Form 8-K filed on December 30, 2005

(33) Incorporated by reference to Amendment No. 1 to JAG Media's Registration Statement on Form S-4 filed on March 15, 2006

(b)        Financial Statement Schedules.

         Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

(c) Reports, Opinions and Appraisals.

         No independent investment bank or other professional has been retained to issue an opinion with respect to the fairness of the exchange ratio of JAG Media Common Stock and Cryptometrics Common Stock to either JAG Media stockholders or Cryptometrics stockholders. The ratio was reached through negotiation by the two companies and was found fair to the stockholders of JAG Media solely by its Board of Directors and fair to the stockholders of Cryptometrics solely by its Board of Directors.

ITEM 22. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus: (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Each prospectus filed pursuant to Rule 424(b) shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

            For the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to a registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on March 16, 2006.



                                         JAG MEDIA HOLDINGS, INC.

                                         By: /s/ Thomas J. Mazzarisi
                                             -----------------------
                                         Name:   Thomas J. Mazzarisi
                                         Title:  Chairman of the Board and Chief
                                                 Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of JAG Media Holdings, Inc. hereby constitutes and appoints Thomas
J. Mazzarisi, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.



Name                                     Title                                                Date
-------------------------------------    -------------------------------------------------    -----------------------
/s/ Thomas J. Mazzarisi                  Chairman of the Board, Chief Executive Officer       March 16, 2006
-----------------------
Thomas J. Mazzarisi                      & General Counsel

                                         President, Chief Operating Officer, Chief            March 16, 2006
/s/ Stephen J. Schoepfer                 Financial Officer, Secretary & Director
------------------------
Stephen J. Schoepfer
